Exhibit 10.5

Amended and restated PLEDGE AGREEMENT

THIS AMENDED AND RESTATED PLEDGE AGREEMENT (“Pledge Agreement”) dated as of May 5, 2022, is made by CEPTON TECHNOLOGIES, INC., a Delaware corporation (“Pledgor”), in favor of TRINITY CAPITAL INC., a Maryland corporation (“Lender”) (hereinafter, the “Parties”).

RECITALS

A.            Pledgor has entered into a Loan and Security Agreement with Lender, dated as of January 4, 2022 (as amended, restated, or otherwise modified from time to time, the “Loan Agreement”).

B.            Pursuant to the Loan Agreement, Pledgor has agreed to grant to Lender a security interest in all of Pledgor’s right, title, and interest the presently existing and hereafter arising issued and outstanding shares of capital stock owned by Pledgor of any Subsidiary which shares entitle the holder thereof to vote for directors or any other matter and 100% of all other equity interests owned by Pledgor in any Subsidiary.

C.            Pledgor is the record and beneficial owner of the equity interests shown on Schedule I attached hereto, which Schedule I is incorporated herein by reference, and may be amended or supplemented pursuant to the terms of this Pledge Agreement. For purposes of this Pledge Agreement, the term “Pledged Interests” shall mean 100% of the equity interests owned by Pledgor in each of Pledgor’s Subsidiaries.

D.            Because the entities listed on Schedule I attached hereto (each, a “Company”, collectively the “Companies”) are, except as set forth on Schedule I, wholly-owned subsidiaries of Pledgor and, if applicable, have certificated their ownership interests by issuing the certificates identified on Schedule I attached hereto, and because Pledgor agreed to grant security and pledge to Lender the Pledged Interests pursuant to the Loan Agreement, Lender requires, and Pledgor wishes to execute and deliver to Lender, this Pledge Agreement.

E.            The Parties are amending and restating this Pledge Agreement to add the shares of Cepton Technologies Holdings LLC to the Pledge Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Pledgor hereby represents, warrants, covenants and agrees as follows:

1.             Definitions. All capitalized terms used but not defined herein shall have the respective meanings given to them in the Loan Agreement. In addition, the following terms not otherwise defined in the preamble or recitals of this Pledge Agreement shall have the following meanings:

“Act” means the Securities Act of 1933, as amended.

“Pledge Supplement” shall have the meaning set forth in Section 5(d) below.

“Pledged Collateral” shall have the meaning set forth in Section 2 below.

2.             Pledge. As security for the full, prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of all Obligations arising under the Loan Documents, together with, without limitation, the prompt payment of all of Lender’s Expenses, Pledgor hereby pledges to Lender, and grants to Lender a security interest in all of the following (collectively, the “Pledged Collateral”), except as specifically provided in Section 6, below:

(i)            the Pledged Interests owned or held by Pledgor and the certificates representing such Pledged Interests, including without limitation, all of Pledgor’s right, title and interest in, to and under all (A) proceeds, distributions of profits and income associated with the Pledged Interests, (B) capital distributions from each Company, (C) distributions of cash flow by each Company, (D) proceeds of any liquidation upon the dissolution of any Company and winding up of the affairs of any Company, and (E) all other rights of Pledgor as a stockholder or member of each Company including, without limitation, rights to reports, accounting, information and voting to the extent permitted by law, in each case whether presently existing or hereafter arising;

(ii)           all voting trust certificates held by Pledgor evidencing the right to vote any Pledged Interests subject to any voting trust; and

(iii)          all additional shares or other equity interests and voting trust certificates from time to time acquired by Pledgor in any manner (which additional shares or other equity interests shall be deemed to be part of the Pledged Interests), and the certificates representing such additional shares or other equity interests, and all dividends, distributions, cash, instruments, and other property or proceeds from time to time received, receivable, or otherwise distributed in respect of or in exchange for any or all of such shares or other equity interests.

3.             Delivery of Pledged Collateral. Pledgor shall deliver to Lender concurrently with the execution hereof (or, in the case of any such certificates or instruments that hereafter come into existence, promptly following receipt of the same by Pledgor) all certificates or other instruments representing or evidencing any Pledged Interests, accompanied by appropriate duly executed instruments of transfer or assignment (including, without limitation, stock powers) in blank, all in form and substance satisfactory to Lender. Schedule I identifies which Pledged Interests are certificated and which Pledged Interests are not certificated. Except as specifically provided in Section 6 below, Pledgor shall receive all certificates, cash, instruments, and other property or proceeds from time to time received, receivable, or otherwise distributed in respect of or in exchange for any or all of the Pledged Interests in trust for Lender, and shall immediately upon receipt deliver to Lender such certificates, cash, instruments, and other property and proceeds, together with any necessary endorsement.

4.             Representations and Warranties. Pledgor hereby represents and warrants to Lender as follows:

(a)           Pledgor is the sole holder of record and the sole beneficial owner of the Pledged Collateral pledged to Lender by Pledgor under Section 2 of this Pledge Agreement, free and clear of any lien thereon or affecting title thereto, except for the lien created by this Pledge Agreement or the other Loan Documents.

(b)           None of the Pledged Interests has been transferred in violation of the securities registration, securities disclosure or similar laws of any jurisdiction to which such transfer may be subject with respect to which such transfer could reasonably be expected to result in a Material Adverse Change.

(c)           No consent, approval, authorization or other order of any Person and no consent or authorization of any governmental authority or regulatory body is required to be made or obtained by Pledgor either (i) for the pledge by Pledgor of the Pledged Collateral pursuant to this Pledge Agreement or for the execution, delivery, or performance of this Pledge Agreement by such Pledgor; or (ii) for the exercise by Lender of the voting or other rights provided for in this Pledge Agreement or the remedies in respect of the Pledged Collateral pursuant to this Pledge Agreement, except as may be required in connection with such disposition by laws affecting the offering and sale of securities generally and laws under applicable jurisdictions outside of the United States and except as such approval or consent has been obtained.

(d)           Subject to the terms and conditions of the Loan Agreement and the laws under the applicable jurisdictions of any foreign Subsidiaries, the pledge, grant of a security interest in, and delivery of the Pledged Collateral pursuant to this Pledge Agreement will create a valid first priority lien on and in the Pledged Collateral pledged by each Pledgor, and the proceeds thereof, securing the payment of the Obligations assuming (i) continued possession of the certificates or other instruments representing or evidencing the Pledged Interests by Lender and (ii) that Lender has no notice prior to or on the date of delivery of such Pledged Interests of an adverse claim within the meaning of the UCC.

(e)           This Pledge Agreement has been duly executed and delivered by Pledgor and constitutes a legal, valid, and binding obligation of such Pledgor, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, or other similar laws affecting the rights of creditors generally or by the application of general equity principles.

(f)            All information with respect to the Pledged Collateral set forth in any schedule, certificate or other writing at any time furnished by Pledgor to Lender, and all other written information at any time furnished by Pledgor to Lender, is and shall be true and correct in all material respects as of the date furnished.

(g)           Pledgor covenants, warrants, and represents to Lender that all representations and warranties contained in this Pledge Agreement are true at the time of Pledgor’s execution of this Pledge Agreement, and shall continue to be true in all material respects until the Obligations have been paid or otherwise satisfied in full (or, if any of such representations change, Pledgor shall give prompt notice to Lender of such change).

5.             Covenants of Pledgor. Pledgor covenants and agrees that until the Obligations have been paid and performed in full (other than contingent indemnity obligations for which no claim has been asserted) or otherwise terminated pursuant to Section 8, below:

(a)           Without the prior written consent of Lender or except as permitted by the Loan Agreement, Pledgor shall not sell, assign, transfer, exchange, pledge, or otherwise encumber or restrict any of such Pledgor’s rights in or to the Pledged Collateral pledged by such Pledgor or any unpaid dividends or other distributions or payments with respect thereto or grant a lien therein except as otherwise permitted by this Pledge Agreement or the Loan Agreement.

(b)           Pledgor shall, at such Pledgor’s own expense, promptly execute, acknowledge, and deliver all such instruments and take all such action as Lender from time to time may reasonably request in order to ensure to Lender the benefits of the lien in and to, the Pledged Collateral intended to be created by this Pledge Agreement.

(c)           Except as otherwise permitted by the Loan Agreement, Pledgor shall maintain, preserve and defend the title to the Pledged Collateral and the lien of Lender thereon against the claim of any other Person.

(d)           Pledgor shall, upon obtaining any additional shares of stock or other equity interest of any Subsidiary not evidenced on Schedule I attached hereto, promptly (and in any event within 15 days or such longer period as acceptable to Lender in its sole discretion) deliver to Lender (except as noted in the proviso below), to the extent applicable, all share certificates and voting trust certificates respecting such stock or other equity interest, and deliver to Lender a Pledge Supplement duly executed by such Pledgor supplementing Schedule I attached hereto, in form and substance reasonably acceptable to Lender (a “Pledge Supplement”), and executed instruments of transfer or assignment (including, without limitation, stock powers), executed in blank, in respect of the additional shares of stock or other equity interests which are to be pledged pursuant hereto. Pledgor hereby authorizes Lender to attach each such Pledge Supplement hereto and agrees that all shares or other equity interests listed on any Pledge Supplement delivered to Lender shall for all purposes hereunder be considered Pledged Collateral.

(e)           Pledgor shall furnish Lender such information concerning the Pledged Collateral as it may from time to time reasonably request, and will permit Lender and its designees, from time to time during normal business hours upon reasonable prior notice, to inspect, audit and make copies of and extracts from all records and all other papers in the possession of such Pledgor which pertain to the Pledged Collateral, and shall upon the request of Lender, deliver to Lender copies of all of such records and papers.

(f)            Pledgor agrees that a breach of any covenants contained in this Section 5 will cause irreparable injury to Lender, that Lender has no adequate remedy at law in respect of such breach and, as a consequence, agrees that each and every covenant contained in this Section 5 shall be specifically enforceable against such Pledgor. and Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that the Obligations are not then due and payable.

6.             Pledgor’s Rights. So long as no Event of Default shall have occurred and be continuing:

(a)           Pledgor shall have the right to vote and give consents with respect to the Pledged Collateral or any part thereof for all purposes not inconsistent with the provisions of this Pledge Agreement and the Loan Agreement; provided, however, that no vote shall be cast, and no consent shall be given or action taken, which would have the effect of impairing the position or interest of Lender in respect of the Pledged Collateral.

(b)           Pledgor shall be entitled to collect and receive for such Pledgor’s own use, and shall not be required to pledge pursuant to Section 2 above, any cash dividends, proceeds or distributions paid in respect of the Pledged Interests, except such dividends, proceeds or distributions as are prohibited under the Loan Agreement or any other Loan Document; provided, however, that until the Obligations are actually paid, all rights to any such permitted dividends, proceeds or distributions shall remain subject to the lien created by this Pledge Agreement. All dividends, proceeds or distributions in respect of any of the Pledged Interests of such Pledgor whenever paid or made (other than such cash dividends, proceeds or distributions as are permitted to be paid to such Pledgor in accordance with this clause (b)) shall be delivered to Lender to hold as Pledged Collateral and shall, if recovered by such Pledgor, be received in trust for the benefit of Lender, be segregated from the other property or funds of such Pledgor, and be forthwith delivered to Lender as Pledged Collateral.

7.             Defaults and Remedies.

(a)           Events of Default. It shall be an Event of Default hereunder upon the occurrence of an Event of Default as defined in the Loan Agreement or any other Loan Document.

(b)           Remedies. Upon the occurrence of an Event of Default and so long as the same shall be continuing:

(i)            All or any portion of the Obligations may, at the option of Lender and without demand, notice, or legal process of any kind (other than as required by the Loan Agreement), be declared, and immediately shall become, due and payable.

(ii)           Lender (personally or through an agent) is hereby authorized and empowered to transfer and register in its name or in the name of its nominee the whole or any part of the Pledged Collateral, to exchange certificates or instruments representing or evidencing Pledged Interests for certificates or instruments of smaller or larger denominations, to exercise the voting rights with respect thereto, to collect and receive all cash dividends and other distributions made thereon from and after such date, to sell in one or more sales after ten (10) days’ notice of the time and place of any public sale or of the time after which a private sale is to take place (which notice Pledgor agrees is commercially reasonable), but without any previous notice or advertisement, the whole or any part of the Pledged Collateral and to otherwise act with respect to the Pledged Collateral as though Lender was the outright owner thereof, Pledgor hereby irrevocably constituting and appointing Lender the proxy and attorney-in-fact of such Pledgor, with full power of substitution (which appointment is coupled with an interest) to take all such actions permitted hereunder or otherwise permitted by law; provided, however, Lender shall not have any duty to exercise any such right or to preserve the same and shall not be liable for any failure to do so or for any delay in doing so. Any sale shall be made at a public or private sale at such location as Lender may reasonably select, and to the extent permitted by law Lender may be the purchaser of the whole or any part of the Pledged Collateral so sold and hold the same thereafter in its own right free from any claim of any Pledgor or any right of redemption. Each sale shall be made to the highest bidder, but Lender reserves the right to reject any and all bids at such sale which it, in its sole discretion, shall deem inadequate. Except as otherwise provided herein, Pledgor hereby waives demand of performance, notices of sale, advertisements, and the presence of the Pledged Collateral at any sale thereof. Any sale hereunder may be conducted by an auctioneer or any officer or agent of Lender.

(iii)          If, at the original time or times appointed for the sale of the whole or any part of the Pledged Collateral by public sale, the highest bid shall be inadequate to discharge in full all the Obligations if there be but one sale, or if the Pledged Collateral be offered for sale in lots, if at any of such sales, the highest bid for the lot offered for sale would indicate to Lender, in its sole discretion, the unlikelihood of the proceeds of the sales of the whole of the Pledged Collateral being sufficient to discharge all the Obligations, Lender may, on one or more occasions and in its sole discretion, postpone any of said sales by public announcement at the time of sale, and no other notice of such postponement or postponements of sale need be given, any other notice being hereby waived; provided, however, that if a public sale is postponed for more than sixty (60) days, Lender shall re-notice such Pledgor of any subsequent public sale of the affected Pledged Collateral in accordance with Section 7(b)(ii), above.

(iv)          In the event of any sales hereunder, Lender shall, after deducting all reasonable costs or expenses of every kind (including, without limitation, reasonable attorneys’ fees, costs and other reasonable legal expenses) for care, safekeeping, collection, sale, delivery, or otherwise, apply the residue of the proceeds of the sales to the payment or reduction, either in whole or in part, of the Obligations in accordance with the agreements and instruments governing and evidencing such Obligations, returning the surplus, if any, to such Pledgor or to whosoever may be lawfully entitled to receive the same. Lender shall, in no event, be required to pay, in the aggregate taking into account all other payments made to such Pledgor under this Section 7(b)(iv), more than the total value of such surplus, as reasonably determined by Lender, and Lender shall not be responsible for the apportionment or payment of any surplus to such Pledgor except to such Pledgor pursuant to this Section 7(b)(iv).

(c)           If, at any time when Lender shall determine to exercise its right to sell the whole or any part of the Pledged Collateral hereunder, such Pledged Collateral or the part thereof to be sold shall not, for any reason whatsoever, be effectively registered under the Act, Lender may, in its discretion (subject only to applicable requirements of law), sell such Pledged Collateral or part thereof by private sale in such manner and under such circumstances as Lender may deem necessary or advisable, but subject to applicable law and the other requirements of this Section 7, and shall not be required to effect such registration or cause the same to be effected. Without limiting the generality of the foregoing, in any such event Lender may, in its sole discretion, (i) in accordance with applicable securities laws, proceed to make such private sale notwithstanding that a registration statement for the purpose of registering such Pledged Collateral or part thereof could be or shall have been filed under the Act; (ii) approach and negotiate with a single possible purchaser to effect such sale; and (iii) restrict such sale to a purchaser who will represent and agree that such purchaser is purchasing for its own account, for investment, and not with a view to the distribution or sale of such Pledged Collateral or part thereof. In addition to a private sale as provided above in this Section 7, if any of the Pledged Collateral shall not be freely distributable to the public without registration under the Act at the time of any proposed sale hereunder, then Lender shall not be required to effect such registration or cause the same to be effected but may, in its sole discretion (subject only to applicable requirements of law), require that any sale hereunder (including a sale at auction) be conducted subject to such restrictions as Lender may, in its sole discretion, deem necessary or appropriate in order that such sale (notwithstanding any failure so to register) may be effected in compliance with the bankruptcy laws and other laws affecting the enforcement of creditors’ rights and the Act and all applicable state securities laws.

8.             Termination. Immediately following the full and complete payment, in cash, of all Obligations (other than contingent indemnity obligations for which no claim has been asserted), except as otherwise provided herein, all of such Pledgor’s obligations hereunder shall at such time fully and automatically terminate without requiring any further action on the part of Lender or Pledgor, and Lender shall deliver to Pledgor the Pledged Collateral pledged by such Pledgor at the time subject to this Pledge Agreement and all instruments of assignment executed in connection therewith, free and clear of the lien hereof.

9.             Miscellaneous.

(a)           Entire Agreement. This Pledge Agreement constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter hereof, and supersedes and replaces in its entirety any prior proposals, term sheets, non-disclosure or confidentiality agreements, letters, negotiations or other documents or agreements, whether written or oral, with respect to the subject matter hereof.

(b)           Assignability. The provisions of this Pledge Agreement shall inure to the benefit of and be binding on Pledgor and its permitted assigns (if any). Pledgor shall not assign its obligations under this Pledge Agreement without Lender’s express prior written consent, and any such attempted assignment shall be void and of no effect. Lender may assign, transfer, or endorse its rights hereunder pursuant to the terms of the Loan Agreement without prior notice to Pledgor, and all of such rights shall inure to the benefit of Lender’s successors and assigns.

(c)           Notices. All notices and communications provided for hereunder shall be given in the manner provided for in the Loan Agreement.

(d)           No Waiver; Amendments. The powers conferred upon Lender by this Pledge Agreement are solely to protect its rights hereunder and its interest in the Collateral and shall not impose any duty upon Lender to exercise any such powers. No omission or delay by Lender at any time to enforce any right or remedy reserved to it, or to require performance of any of the terms, covenants or provisions hereof by Pledgor at any time designated, shall be a waiver of any such right or remedy to which Lender is entitled, nor shall it in any way affect the right of Lender to enforce such provisions thereafter. Other than with respect to any Pledge Supplements properly delivered pursuant to Section 5(d) hereof, this Pledge Agreement may not be amended or modified except by written agreement between Pledgor and Lender, and no consent or waiver hereunder shall be valid unless in writing and signed by Lender.

(e)           Severability. Whenever possible, each provision of this Pledge Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Pledge Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective only to the extent and duration of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Pledge Agreement.

(f)            Governing Law. This Pledge Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of California, without regard to conflict of law principles that would result in the application of any law other than the law of the State of California.

(g)           Execution. This Pledge Agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts, and by different parties hereto in separate counterparts, each of which when so delivered shall be deemed an original, but all of which counterparts shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page of this Pledge Agreement by facsimile, portable document format (.pdf) or other electronic transmission will be as effective as delivery of a manually executed counterpart hereof.

(h)           Recitals. The recitals set forth above are incorporated herein by reference.

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IN WITNESS WHEREOF, the parties hereto have caused this Pledge Agreement to be executed and delivered by their duty authorized officer on the date first set forth above.

PLEDGOR:
CEPTON TECHNOLOGIES, INC., a Delaware corporation
By: /s/ Jun Pei
Name: Jun Pei Its: President and Chief Executive Officer

Lender:
TRINITY CAPITAL INC., a Maryland corporation
By: /s/ Sarah Stanton
Name: Sarah Stanton
Title: General Counsel

Agreed and acknowledged:

CEPTON TECHNOLOGIES CANADA, Inc.

By:	/s/ Jun Pei
Name:	Jun Pei
Title:	Chief Executive Officer

CEPTON TECHNOLOGIES (UK) LIMITED.

By:	/s/ Jun Pei
Name:	Jun Pei
Title:	Chief Executive Officer

CEPTON TECHNOLOGIES GMBH

By:	/s/ Jun Pei
Name:	Jun Pei
Title:	Chief Executive Officer

[Signature Page to Pledge Agreement]

CEPTON HONG KONG LIMITED

By:	/s/ Jun Pei
Name:	Jun Pei
Title:	Chief Executive Officer

CEPTON TECHNOLOGIES HOLDINGS LLC

By:	/s/ Jun Pei
Name:	Jun Pei
Title:	Chief Executive Officer

[Signature Page to Pledge Agreement]

SCHEDULE I

Issuer	Jurisdiction of Organization of Pledged Entity	Class of Stock or Other Equity Interest	Certificate Number	Number of Shares or Percentage Interest Pledged*
Cepton Technologies Canada, Inc.	Canada	10,000 Common Shares without Par Value	N/A	100%
Cepton Technologies (UK) Limited	United Kingdom	1 Ordinary Share of £1.00 each	N/A	100%
Cepton Technologies GmbH	Germany	Common Shares (EUR 25,000)	N/A	100%
Cepton Hong Kong Limited	Hong Kong	100 Ordinary Shares	N/A	100%
Cepton Technologies Holdings LLC	United States	100% Membership Interest	N/A	100%